AMENDMENT NO. 2 TO THE
2003 OMNIBUS INCENTIVE COMPENSATION PLAN

The Alpharma Inc. 2003 Omnibus Incentive Compensation Plan (the "Plan") is hereby amended effective as of October 1, 2006, as follows:

1. Section 4.2 of the Plan is hereby amended by adding the following new paragraph after the second paragraph thereof:

"Notwithstanding anything in this Section 4.2 of the Plan that may suggest otherwise, if one of the events described in the first paragraph hereof is determined by the Committee to be an equity restructuring under FASB Statement No. 123 (revised 2004), Shareholder Based Payment, then the Committee shall make such adjustments to the terms of existing Awards as are necessary to prevent dilution of such Awards."

2. Section 17.2 of the Plan is hereby amended by adding the following immediately after the first sentence thereof:

"Notwithstanding the foregoing, if as a result of an unusual or nonrecurring event (including, without limitation, the events described in Section 4.2 hereof), which event is determined by the Committee to be an equity restructuring under FASB Statement No. 123 (revised 2004), Shareholder Based Payment, then the terms and conditions of the Awards shall be appropriately adjusted by the Committee in order to prevent dilution of the benefit or potential benefits intended to be available under the Plan."